EX-16.12.a

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), is made as of this 2nd day of July, 2012, by and between the Nationwide Mutual Funds (the “NMF Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania  19406, on behalf of its series of shares of beneficial interest as listed in column 1 of Schedule I hereto (each such series of shares, an “Acquiring Fund,” and together, the “Acquiring Funds”) and The UBS Funds (the “UBS Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One North Wacker Drive, Chicago, Illinois 60606, on behalf of certain of its series of shares of beneficial interest as listed in column 2 of Schedule I hereto (each, a “Target Fund” and, together, the “Target Funds”).  Each of the Target Funds has a corresponding Acquiring Fund set forth opposite the Target Fund as listed in Schedule I.  (The NMF Trust and the UBS Trust, on behalf each of their respective Acquiring Funds and Target Funds, are hereinafter collectively referred to as the “parties”).  Nationwide Fund Advisors, a Delaware statutory trust (“NFA”), and UBS Global Asset Management (Americas) Inc., a Delaware corporation (“UBS Global AM (Americas)”), each join this Agreement solely for the purposes of Sections 10 and 13.

PLAN OF REORGANIZATION

The reorganization of each Target Fund into its corresponding Acquiring Fund (the “Reorganization”) will consist of: (i) the acquisition by the NMF Trust on behalf of each of the Acquiring Funds of all of the property, assets and goodwill of its corresponding Target Fund in exchange solely for shares of beneficial interest, no par value, of the Acquiring Fund; (ii) the assumption by the NMF Trust on behalf of each of the Acquiring Funds of all of the Liabilities (as defined in Section 1 below) of its corresponding Target Fund; (iii) the distribution of each of the Acquiring Fund’s shares to the shareholders of its corresponding Target Fund according to their respective interests in complete liquidation of the Target Fund; and (iv) the dissolution of each Target Fund as soon as practicable after the closing (as referenced in Section 3 hereof and hereinafter called the “Closing”), all upon and subject to the terms and conditions of this Agreement hereinafter set forth. Each Acquiring Fund currently is a shell series, without assets or liabilities, other than as noted in Section 5(i) below, created for the purpose of acquiring the assets and liabilities (as defined in Section 1 below) of its corresponding Target Fund.

AGREEMENT

In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.	Sale and Transfer of Assets and Liabilities, Liquidation and Dissolution of Each of the Target Funds

(a)           Subject to the term and conditions of this Agreement, and in reliance on the representation and warranties of the NMF Trust herein contained, the UBS Trust will sell, convey, transfer and deliver to the NMF Trust on behalf of each of the Acquiring Funds, at the Closing provided for in Section 3, all of the then-existing property, assets and goodwill (“Assets”) of each of its corresponding Target Funds as of the close of business (which hereinafter shall be, unless otherwise noted, the regular close of business of the New York Stock Exchange, Inc. (“NYSE”)) (“Close of Business”) on the valuation date (as defined in Section 3 hereof and hereinafter called the “Valuation Date”), which shall be the business day immediately preceding the Effective Date of the Reorganization, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary (1) to pay a Target Fund's costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the books of the Target Fund as liability reserves, subject to Section 10, (2) subject to clause (3), to discharge all of the Target Fund’s Liabilities (as defined below) on its books at the Close of Business on the Valuation Date including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to, and through, the Close of Business on the Valuation Date, and excluding those Liabilities that would otherwise be discharged at a later date in the ordinary course of business, and (3) to pay such contingent Liabilities as the trustees of the UBS Trust shall reasonably deem to exist against a Target Fund, if any, at the Close of Business on the Valuation Date, for which contingent and other appropriate liability reserves shall have been established on the books of a Target Fund.  “Liabilities” shall mean all of a Target Fund’s liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise.  To the extent that any Liabilities of a Target Fund, whether known or unknown, are not discharged on or prior to the Valuation Date, the Acquiring Fund shall assume any and all such Liabilities.

Subject to the term and conditions of this Agreement, and in reliance on the representation and warranties of the UBS Trust herein, the NMF Trust agrees at the Closing (i) that each Acquiring Fund shall assume and pay when due all Liabilities (reflected in the statement of assets and liabilities to be provided under Sections 4(g) and 7(f) of this Agreement) of its corresponding Target Fund existing on or after the Effective Date of the Reorganization (as defined in Section 3 hereof) and which have not been discharged by the UBS Trust prior to the Closing as provided in Section 1(a); and (ii) that the NMF Trust shall deliver to the UBS Trust the number of full and fractional shares of each class of an Acquiring Fund’s shares, determined by dividing the net asset value per share of a class of a Target Fund (as listed on Schedule I) as of the Close of Business on the Valuation Date by the net asset value of the corresponding class of shares of the corresponding Acquiring Fund (as listed on Schedule I) as of the Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of such class of the Target Fund, provided, however, that the number of shares of any such class to be so issued shall not exceed the number of shares determined by dividing the total net assets of the Target Fund, determined as of the Valuation Date, attributable to the class of shares of the Target Fund whose shareholders are receiving such shares, by the net asset value per share of such class of shares of the Acquiring Fund as of the Valuation Date.  The shares of each class of the Acquiring Fund received shall be distributed pro rata to the shareholders of the corresponding class of the corresponding Target Fund of record as of the Close of Business on the Valuation Date.

(b)           In order to effect the delivery of shares described in Section 1(a)(ii) hereof, the NMF Trust will establish an open account of each Acquiring Fund for each record shareholder of its corresponding Target Fund and, on the Effective Date of the Reorganization, will credit to such account the full and fractional shares of beneficial interest, without par value, of the corresponding classes of shares of the Acquiring Fund received by each such record shareholder as described in Section 1(a).  Fractional shares of each of the Target Funds are, and fractional shares of each of the Acquiring Funds will be, carried to the third decimal place.  Simultaneously with the crediting of the shares of each of the Acquiring Funds to the shareholders of record of its corresponding Target Fund, the shares of the Target Fund held by such shareholders shall be cancelled.  As soon as practicable following the Closing, the UBS Trust shall dissolve the Target Funds.

(c)           With respect to the delivery of shares described in Section 1(a)(ii) hereof to a Target Fund shareholder holding a certificate or certificates for shares of the Target Fund, if any, on the Valuation Date, the Target Fund will not permit such shareholder to receive Acquiring Fund share certificates therefor, to exchange such shares of the Acquiring Fund for shares of other investment companies, to effect an account transfer of such Acquiring Fund shares or to pledge or redeem such Acquiring Fund shares until such Target Fund shareholder has surrendered all his or her outstanding certificates for Target Fund shares, or in the event of lost certificates, posted adequate bond.

(d)           At the Closing, each shareholder of record of each Target Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of such Target Fund that such person had on such Distribution Record Date.

2.	Valuation

(a)           The net value of each Target Fund’s Assets to be acquired by the corresponding Acquiring Fund hereunder shall be computed as of Close of Business on the Valuation Date by the administrator of the Acquiring Fund by calculating the value of the Assets and subtracting therefrom the amount of the Liabilities using the valuation procedures set forth in the NMF Trust’s currently effective prospectus and statement of additional information with respect to the corresponding Acquiring Fund.

(b)           The NAV of a share of each class of shares of beneficial interest of each of the Acquiring Funds shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures as set forth in the NMF Trust’s currently effective prospectus and statement of additional information with respect to such Acquiring Funds.

3.	Closing and Valuation Date

(a)           The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets of each of the Target Funds to the NMF Trust on behalf of each of the Acquiring Funds in exchange for the assumption by each Acquiring Fund of the Liabilities of the corresponding Target Fund; and (ii) the issuance and delivery of the NMF Trust’s shares in accordance with Section 1, together with related acts necessary to consummate such transactions.  Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Target Funds at which this Agreement is considered and approved, the Closing shall occur on November 19, 2012 or such other date as the officers of the parties may mutually agree, and shall be effective on the next business day following the Valuation Date (“Effective Date of the Reorganization”).  The Closing shall take place at the principal office of Stradley Ronon Stevens & Young, LLP, 2005 Market Street, 26th Floor, Philadelphia, PA 19103 at approximately 9:00 AM Eastern Daylight Time or Eastern Standard Time, as applicable, on the Valuation Date.

(b)           Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the NMF Trust or UBS Trust, accurate appraisal of the value of the net assets of any Target Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading on the NYSE shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of each of the Target Funds is practicable in the judgment of the NMF Trust and UBS Trust.

(c)           The UBS Trust shall provide, as of the Closing, for delivery of the Assets of each of the Target Funds to be transferred to the Custodian of its corresponding Acquiring Fund.  Also, the UBS Trust shall deliver at the Closing a list (which may be in electronic form) of names and addresses of the shareholders of record of each class of shares of beneficial interest of each of the Target Funds, and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates, if any, and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice President to the best of their knowledge and belief.

(d)           The NMF Trust shall issue and deliver a certificate or certificates providing evidence satisfactory to the UBS Trust in such manner as the UBS Trust may request that shares of each class of shares of beneficial interest of the Acquiring Funds to be delivered at the Closing have been registered in an open account of the applicable Acquiring Fund on the books of the NMF Trust.

(e)           Each of the UBS Trust and the NMF Trust shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets and assumption of Liabilities and liquidation contemplated in this Agreement.

4.	Representations and Warranties by the UBS Trust

The UBS Trust represents and warrants to the NMF Trust that:

(a)           The UBS Trust is a statutory trust created under the laws of the State of Delaware on August 13, 1993 and is validly existing and in good standing under the laws of that State.  The UBS Trust, of which each Target Fund is a separate series of shares of beneficial interest, is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company.  Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of the shares of each of the Target Funds issued and outstanding have been offered and sold pursuant to an effective registration statement filed under the 1933 Act and the 1940 Act, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital and in compliance with all applicable registration requirements of state securities laws, including blue sky laws.

(b)           The UBS Trust is authorized to issue an unlimited number of shares of each class of shares of beneficial interest with a par value of $0.001 per share for each Target Fund.  Each outstanding share of each Target Fund is validly issued, fully paid, non-assessable, has full voting rights, and, except for any such shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable.

(c)           The current prospectus and statement of additional information of each Target Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.  Each Target Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Target Fund’s prospectus and statement of additional information.  The value of the net assets of the Target Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the rules and regulations of the Commission thereunder and the pricing and valuation policies of the Target Fund.  There have been no known miscalculations of the net asset value of the Target Fund or the net asset value per share of the Target Fund which would have a material adverse effect on such Target Fund at the time of this Agreement or on such Target Fund’s properties or assets at the time of this Agreement.

(d)           The financial statements appearing in each Target Fund’s  Annual Report to Shareholders for its most recently completely fiscal year, audited by Ernst & Young LLP, copies of which have been delivered to the NMF Trust, and any subsequent unaudited financial statements of a Target Fund provided to the NMF Trust prior to the Closing,  fairly present the financial position of each Target Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis (with the exception, in the case of the unaudited financial statements, of the omission of footnotes).

(e)           Each Target Fund has no Liabilities of a material nature other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2011, those incurred pursuant to this Agreement and those incurred in the ordinary course of each Target Fund’s business as an investment company since such date.  Prior to the Effective Date of the Reorganization, each Target Fund will advise the corresponding Acquiring Fund of all Liabilities incurred by it subsequent to December 31, 2011, whether or not incurred in the ordinary course of business.

(f)           The books and records of or relating to each Target Fund (including all books and records required to be maintained under the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations under the 1940 Act and the Code) made available to the NMF Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the UBS Trust and each of the Target Funds.

(g)           The statement of assets and liabilities of each of the Target Funds to be furnished by the UBS Trust as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of beneficial interest of each corresponding Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the NAV of each Target Fund and each of the outstanding shares of each class of shares of beneficial interest of the Target Fund, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis. Neither Target Fund has any Liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of such Target Fund’s most recently completed fiscal year.

(h)           At the Closing, the UBS Trust will, on behalf of each of the Target Funds, have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (g) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business.

(i)           The UBS Trust has the necessary power and authority to conduct its business and the business of each of the Target Funds as such businesses are now being conducted.

(j)           The UBS Trust is not a party to or obligated under any provision of its Certificate of Trust, as amended (the “UBS Certificate”), Amended and Restated Agreement and Declaration of Trust, as amended (the “UBS Declaration of Trust), By-Laws, as amended (the “UBS Bylaws”) or any material contract or any other material commitment or obligation (collectively, “UBS Material Agreements”), and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

(k)           The UBS Trust, on its own behalf and on behalf of each of the Target Funds, has full power and authority to enter into and perform its obligations under this Agreement, subject to approval, with respect to each of the Target Funds, by the shareholders of the Target Fund.  Except as provided in the immediately preceding sentence, the execution, delivery and performance of this Agreement have been validly authorized by the Board of Trustees of the UBS Trust and all other necessary trust action on the part of the UBS Trust and the Target Funds, executed and delivered by the UBS Trust, on its own behalf and on behalf of each of the Target Funds, and this Agreement constitutes the legal, valid and binding obligation of the UBS Trust and each of the Target Funds, enforceable against it in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

(l)           Neither the UBS Trust nor any Target Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(m)           Neither the UBS Trust nor any Target Fund has any unamortized or unpaid organizational fees or expenses.

(n)           The UBS Trust has elected to treat each Target Fund as a regulated investment company (“RIC”) for federal income tax purposes under Part I of

Subchapter M of the Code, each Target Fund is a “fund” as defined in Section 851(g)(2) of the Code, has qualified for treatment as a RIC for each taxable year since its inception and will so qualify as a RIC as of the Closing, and the consummation of the transactions contemplated by the Agreement will not cause any Target Fund to fail to be qualified as a RIC as of the Closing.

(o)           Except as otherwise disclosed to the NMF Trust:  The UBS Trust has duly and timely filed, on behalf of the Target Funds, all Tax (as defined below) returns and reports (including, but not limited to, information returns), that are required to be filed by such Target Fund on or before the Closing, and any federal or state income Tax returns (e.g., Form 1120-RIC) that are required to be filed with respect to the Target Funds’ taxable year ending June 30, 2012 (“June 2012 Returns”) without regard to whether the due date for such returns is on or before the Closing.  All such returns and reports are true, correct and complete as of the time of their filing, and accurately state the amount of Tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by such Target Fund.  On behalf of each Target Fund, it has paid or made provision and properly accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports.  The amounts set up as provisions for Taxes in the books and records of each Target Fund as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the Target Fund for any periods or fiscal years prior to and including the Close of Business on the Valuation Date, including, but not limited to, all Taxes imposed before or after the Close of Business on the Valuation Date that are attributable to any such period or fiscal year.  No return filed by it, on behalf of any Target Fund, is currently being audited by the Internal Revenue Service or by any state or local taxing authority.  There are no known actual or proposed deficiency assessments with respect to any Taxes payable by either Target Fund.  As used in this Agreement, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. There are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of any Target Fund.  For the avoidance of doubt, the June 2012 Returns do not include any federal excise tax or information returns required to be filed for the calendar year ending December 31, 2012.

(p)           Neither Target Fund has changed its taxable year end within the most recent 48-month period ending on June 30, 2012, and neither intends to change its taxable year end prior to the Closing.

(q)           Neither Target Fund will be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

(r)           Except as otherwise disclosed to the NMF Trust, each Target Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest, including but not limited to those related to shareholder cost basis reporting pursuant to Sections 1012, 6045, 6045A and 6045B of the Code and related Treasury regulations,  and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

(s)           Except as otherwise disclosed to the NMF Trust, neither Target Fund has been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such taxes or tax return.

(t)           The Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations set forth in paragraphs (l) through (s) of this Section 4.

5.	Representations and Warranties by the NMF Trust

The NMF Trust represents and warrants to the UBS Trust that:

(a)           The NMF Trust is a statutory trust created under the laws of the State of Delaware on September 1, 2004 and is validly existing and in good standing under the laws of that State.  The NMF Trust, of which each Acquiring Fund is a separate series of shares of beneficial interest, is duly registered under the 1940 Act as an open-end, management investment company.  Such registration is in full force and effect as of the date hereof or will be in full force and effect as of the Closing.

(b)           The NMF Trust is authorized to issue an unlimited number of shares of each class of shares of beneficial interest, without par value, of each Acquiring Fund.  The shares of beneficial interest of each Acquiring Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued, fully paid, non-assessable and freely transferable and have full voting rights.

(c)           At the Closing, shares of beneficial interest of each Acquiring Fund to be issued pursuant to this Agreement will be eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the corresponding Target Fund are currently eligible for offering to the public, and there will be an unlimited number of shares  of each Acquiring Fund registered under the 1933 Act such that there is a sufficient number of such shares to permit the transfers contemplated by this Agreement to be consummated.

(d)           The NMF Trust has or will have at the time of Closing the necessary power and authority to conduct its business and the business of each Acquiring Fund as such businesses are then being conducted by the UBS Trust and the Target Fund corresponding to such Acquiring Fund.

(e)           The NMF Trust is not a party to or obligated under any provision of its Certificate of Trust, Second Amended and Restated Agreement and Declaration of Trust, as amended (the “NMF Declaration of Trust”), Second Amended and Restated Bylaws (the “NMF Bylaws”), or any material contract or any other material commitment or obligation (collectively, “NMF Material Agreements”), and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

(f)           The NMF Trust, on its own behalf and on behalf of each of the Acquiring Funds, has, or will have at the time of Closing, full power and authority to enter into and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement have been validly authorized by the Board of Trustees of the NMF Trust and all other necessary trust action on the part of the NMF Trust and the Acquiring Funds, executed and delivered by the NMF Trust, on its own behalf and on behalf of each of the Acquiring Funds, and this Agreement constitutes the legal, valid and binding obligation enforceable against the NMF Trust, on its own behalf and on behalf of each of the Acquiring Funds, in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)           Neither the NMF Trust nor any Acquiring Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(h)           The books and records of or relating to each Acquiring Fund (if any), (including all books and records required to be maintained under the 1940 Act and the Code and the rules and regulations under the 1940 Act and the Code) made available to the UBS Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the NMF Trust and each Acquiring Fund.

(i)           Each Acquiring Fund is, and will be at the time of Closing, a shell series created for the purpose of acquiring the Assets and Liabilities of its corresponding Target Fund, and, prior to the Closing, will not carry on any business activities (other than such activities as are customary to the organizations of a new series of a registered investment company prior to its commencement of investment operations).

(j)           The NMF Trust intends to elect to treat each Acquiring Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, each

Acquiring Fund will be a “fund” as defined in Section 851(g)(2) of the Code, and the consummation of the transactions contemplated by the Agreement will not cause the Acquiring Fund to fail to qualify as a RIC from and after the Closing.

6.	Representations and Warranties by the UBS Trust and the NMF Trust

The UBS Trust and the NMF Trust each represents and warrants to the other, with respect to itself and each of the Target Funds or Acquiring Funds, respectively, that:

(a)           Except as discussed in its currently effective prospectus as of the Closing, there are no legal, administrative or other proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement.  It is not charged with or, to its knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(b)           All information provided to the UBS Trust by the NMF Trust, in so far as it relates to the NMF Trust and the Acquiring Funds, and by the UBS Trust to the NMF Trust, in so far as it relates to the UBS Trust and the Target Funds, for inclusion in, or transmittal with, the registration statement on Form N-14 (the “Registration Statement”), which includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”), with respect to this Agreement pursuant to which approval of the Reorganization by vote of the Target Funds’ shareholders will be sought, as of the effective date of the Registration Statement, the date of the meeting of the shareholders of each Target Fund and at the Effective Date of the Reorganization, (i) complies and will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) does not and will not contain any untrue statement of a material fact, or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c)           Except in the case of the UBS Trust with respect to the approval of this Agreement and the Reorganization by vote of the Target Funds’ shareholders of the Agreement, no consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the 1934 Act, the 1940 Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), state securities laws or Delaware statutory trust laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

7.	Covenants of the UBS Trust

(a)           The UBS Trust covenants to operate the business of each Target Fund as currently conducted between the date hereof and the Closing.

(b)           The UBS Trust undertakes that the UBS Trust and each Target Fund will not acquire the shares of beneficial interest of the corresponding Acquiring Fund for the purpose of making distributions thereof other than to the applicable Target Fund’s shareholders.

(c)           The UBS Trust covenants that by the time of the Closing, all of each Target Fund’s federal and other Tax returns and reports required by law to be filed on or before the Closing, and any June 2012 Returns without regard to whether the due date for such returns is on or before the Closing, shall have been filed and all federal and other Taxes (if any) shown as due on said returns shall have either been paid or, if not yet due, adequate liability reserves shall have been provided for the payment of such Taxes.

(d)           The UBS Trust will at the Closing provide the NMF Trust with:

(i)           A statement of the respective adjusted tax basis of all investments to be transferred by each Target Fund to the corresponding Acquiring Fund;

(ii)           A copy of any other Tax books and records of each Target Fund necessary for purposes of preparing any Tax returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg. § 1.6045A-1)) required by law to be filed by the corresponding Acquiring Fund after the Closing;

(iii)           A copy (which may be in electronic form) of the shareholder ledger accounts of each of the Target Funds, including, without limitation,

(A)           the name, address and taxpayer identification number of each shareholder of record,

(B)           the number of shares of beneficial interest held by each shareholder,

(C)           the dividend reinvestment elections applicable to each shareholder,

(D)           the backup withholding certifications (e.g., IRS Form W-9) or foreign person certifications (e.g., IRS Form W-

8BEN, W-8ECI, W-8IMY), notices or records on file with each Target Fund with respect to each shareholder, and

(E)           such information as the NMF Trust may reasonably request concerning Target Fund shares or Target Fund shareholders in connection with Acquiring Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related Treasury regulations following the Closing.

for all of the shareholders of record of the Target Fund’s shares as of the Close of Business on the Valuation Date, who are to become holders of the corresponding Acquiring Fund as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice President to the best of their knowledge and belief; and

(iv)           All FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to the Target Funds.

(e)           As promptly as practicable, but in any case within sixty (60) days after the date of Closing, the UBS Trust shall furnish the NMF Trust a statement of earnings and profits of each Target Fund for U.S. federal income tax purposes that will be carried over by the Target Fund pursuant to Section 381 of the Code.

(f)           The Board of Trustees of the UBS Trust shall cause to be mailed to each shareholder of record of each Target Fund, the Proxy Statement/Prospectus.

(g)           The UBS Trust shall supply to the NMF Trust, at the Closing, the statement of the assets and liabilities described in Section 4(g) of this Agreement in conformity with the requirements described in such Section.  In addition, the UBS Trust shall supply a schedule of portfolio investments as of the Valuation Date.  The schedule of portfolio investments will present fairly the portfolio investments of each Target Fund as of the Valuation Date in conformity with generally accepted accounting principles applied on a consistent basis.  The statement of assets and liabilities and schedule of portfolio investments shall be certified by the treasurer of the UBS Trust, to the best of his or her knowledge, as being in conformity with generally accepted accounting principles applied on a consistent basis.

(h)             As soon as is reasonably practicable after the Closing, each Target Fund will distribute to its shareholders the applicable class of shares of the Acquiring Fund received at the Closing, as set forth in Section 1(a) hereof.

8.	Covenants of the NMF Trust

(a)           The NMF Trust covenants that the shares of beneficial interest of each Acquiring Fund to be issued and delivered to the corresponding Target Fund pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing and, when so issued and delivered, shall be registered under the 1933 Act, validly issued, fully paid and non-assessable, and no shareholder of any Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

(b)           The NMF Trust covenants to establish and organize each of the Acquiring Funds so that it may conduct its business in substantially the same manner as the business of the corresponding Target Fund is currently conducted between the date hereof and the Closing.

(c)           The NMF Trust will prepare and file with the Commission the Registration Statement, which includes the Proxy Statement/Prospectus, and will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable.

9.	Conditions Precedent to be Fulfilled by the UBS Trust and the NMF Trust

The respective obligations of the UBS Trust and the NMF Trust to effectuate this Agreement and the Reorganization hereunder shall be subject to the following respective conditions:

(a)           That (i) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (iii) the other party shall have delivered to such party a certificate to the foregoing effect signed by the President or Vice President and by the Secretary or equivalent officer of the party.

(b)           That each party shall have delivered to the other party a copy of the resolutions approving this Agreement adopted by the Board of Trustees of the party delivering the copy, and certified by the Secretary or equivalent officer of the party delivering the copy.

(c)           That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

(d)           That this Agreement, the Reorganization and the transactions contemplated hereby for a given Target Fund shall have been approved by the appropriate action of the shareholders of the Target Fund at an annual or special meeting or any adjournment or postponement thereof; provided that if, by the date of the Closing, the shareholders of one or more of the Target Funds do not approve, by appropriate action of the shareholders, this Agreement, the Reorganization and the transactions contemplated hereby, such Target Fund or Target Funds shall no longer be included as Target Funds under this Agreement or in the Reorganization and no transactions contemplated under this Agreement, the Reorganization or the transactions contemplated hereby shall apply to or have any effect on such Target Fund or Target Funds; provided further that this Agreement, the Reorganization and the transactions contemplated hereby shall continue to be effective for each Target Fund for which, by the date of the Closing, the shareholders of the Target Fund shall have approved, by the appropriate action of the shareholders, this Agreement, the Reorganization and the transactions contemplated hereby.

(e)           Unless the Reorganization qualifies as a “reorganization” under Section 368(a)(1)(F) of the Code, that each of the Target Funds shall have declared and paid a distribution or distributions on or prior to the Valuation Date that, together with all previous distributions, shall have the effect of distributing to its shareholders, in distributions qualifying for the dividends paid deduction, (i) all of its investment company taxable income for the taxable year ended prior to the date of Closing and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of its net capital gain recognized in its taxable year ended prior to the date of Closing and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).

(f)           That all required consents of other parties and all other consents, orders and permits of federal, state and local authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a material adverse effect, or the risk thereof, on the assets and properties of the applicable Target Fund and/or Acquiring Funds.

(g)           That prior to or at the Closing, the UBS Trust and the NMF Trust, on behalf of each of the Acquiring Funds, shall each receive an opinion from Stradley Ronon Stevens & Young, LLP (“Stradley”) satisfactory to both parties to the effect that, provided the acquisition contemplated hereby is carried out in accordance with the applicable laws of the State of Delaware, the terms of this Agreement and in accordance with customary representations provided by the NMF Trust and the UBS Trust in certificates delivered to Stradley, as to each Acquiring Fund and corresponding Target Fund:

(i)           The acquisition by Acquiring Fund of all of the assets of Target Fund, as provided for in the Agreement, in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of all of the liabilities of Target Fund, followed by the distribution by Target

Fund to its shareholders of Acquiring Fund shares in complete liquidation of Target Fund, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and Target Fund and Acquiring Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)           No gain or loss will be recognized by Target Fund upon the transfer of all of its assets to, and assumption of all of its liabilities by, Acquiring Fund in exchange solely for Acquiring Fund shares pursuant to Section 361(a) and Section 357(a) of the Code;

(iii)           No gain or loss will be recognized by Acquiring Fund upon the receipt by it of all of the assets of Target Fund in exchange solely for shares of Acquiring Fund and the assumption by Acquiring Fund of all of the liabilities of Target Fund pursuant to Section 1032(a) of the Code;

(iv)           No gain or loss will be recognized by Target Fund upon the distribution of Acquiring Fund shares by the Target Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code;

(v)           The tax basis of the assets of Target Fund received by Acquiring Fund will be the same as the tax basis of such assets in the hands of Target Fund immediately prior to the transfer pursuant to Section 362(b) of the Code;

(vi)           The holding periods of the assets of Target Fund in the hands of  Acquiring Fund will include the periods during which such assets were held by Target Fund pursuant to Section 1223(2) of the Code;

(vii)           No gain or loss will be recognized by the shareholders of Target Fund upon the exchange of all of their Target Fund shares solely for Acquiring Fund shares (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code.

(viii)           The aggregate tax basis of Acquiring Fund shares received by a shareholder of Target Fund (including fractional shares to which the shareholder may be entitled) will be the same as the aggregate tax basis of Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code;

(ix)           The holding period of Acquiring Fund shares received by a shareholder of Target Fund (including fractional shares to which the shareholder may be entitled) will include the holding period of Target Fund shares exchanged therefor, provided that the shareholder held the Target Fund shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code; and

(x)           Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code.

(h)           That the NMF Trust’s Registration Statement with respect to the shares of beneficial interest of each of the Acquiring Funds to be delivered to the Target Fund’s shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(i)           That the shares of beneficial interest of each of the Acquiring Funds to be delivered in accordance with Section 1 hereof shall be eligible for sale by the NMF Trust with the securities commission or agency of each state or other jurisdiction of the United States with which such eligibility is required in order to permit the shares lawfully to be delivered to the shareholders of its corresponding Target Fund.

(j)           That the NMF Trust and the Acquiring Funds shall have received in form satisfactory to the NMF Trust and the Acquiring Funds at the Closing an opinion of Stradley (which opinion will be subject to certain qualifications satisfactory to the NMF Trust and the Acquiring Funds) substantially to the effect that (i) the UBS Trust is a statutory trust validly created and validly existing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as presently conducted, and each Target Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the UBS Certificate, UBS Declaration of Trust and UBS Bylaws, (ii) this Agreement has been duly authorized, executed, and delivered by the UBS Trust, on behalf of the Target Funds, and, assuming due authorization, execution and delivery of this Agreement by the NMF Trust, on behalf of the Acquiring Funds, and assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act, is a valid and binding obligation of the UBS Trust and the Target Funds enforceable against the UBS Trust and the Target Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles, (iii) the UBS Trust is authorized to issue an unlimited number of shares of beneficial interest, $0.001 par value, of the UBS Trust and of each Target Fund; and assuming that the initial shares of beneficial interest of each Target Fund were issued in accordance with the 1940 Act and the UBS Declaration of Trust and UBS Bylaws of the UBS Trust, and that all other outstanding shares of the each Target Fund were issued, sold, and paid for in accordance with the terms of the Target Fund’s prospectus in effect at the time of such sales, each such outstanding share is validly issued, fully paid, non-assessable, and has full voting rights, and except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable; (iv) provided that the UBS Trust and each Target Fund acts in accordance with the applicable provisions of the federal securities laws and the shareholder voting requirements of the UBS Declaration of Trust and UBS Bylaws, each Target Fund has the power to sell its Assets as contemplated in the Agreement and (v) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby, including the sale and delivery of the Assets described in this Agreement, will not, violate the UBS Certificate, the UBS Declaration of Trust, the UBS Bylaws, or any provision of any UBS Material Agreement known to such counsel to which the UBS Trust or a Target Fund is a party or by which any of them is bound, it being understood that with respect to investment restrictions as contained in the UBS Certificate, the UBS Declaration of Trust, the UBS Bylaws, and the Target Fund Prospectus, and also with respect to a listing of all UBS Material Agreements, such counsel may reasonably rely upon a certificate of an officer of the UBS Trust whose responsibilities include advising the UBS Trust and the Target Funds with respect to such matters. In connection with the foregoing, it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of the UBS Trust.

(k)           That the UBS Trust and the Target Funds shall have received an opinion at the Closing of Ropes & Gray LLP, in form satisfactory the UBS Trust and the Target Funds (which opinion will be subject to certain qualifications the UBS Trust and the Target Funds), to the effect that (i) the NMF Trust is a statutory trust validly created and validly existing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as presently conducted and that each Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the NMF Certificate, NMF Declaration of Trust and NMF Bylaws, (ii) this Agreement has been duly authorized, executed, and delivered by the NMF Trust, on behalf of the Acquiring Funds, and, assuming due authorization, execution and delivery of this Agreement by the UBS Trust, on behalf of the Target Funds, and assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act, is a valid and binding obligation of the NMF Trust and the Acquiring Funds enforceable against the NMF Trust and the Acquiring Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles, (iii) the Acquiring Fund shares to be delivered to the Target Funds as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and, assuming receipt by each Acquiring Fund of the consideration contemplated hereby, fully paid and non-assessable by the Acquiring Fund, and no shareholder of an Acquiring Fund has any preemptive right of subscription or purchase in respect thereof, and (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the NMF Trust’s Certificate of Trust, the NMF Declaration of Trust, the NMF Bylaws, or any provision of any NMF Material Agreement known to such counsel to which the NMF Trust or an Acquiring Fund is a party or by which any of them is bound, it being understood that with respect to investment restrictions as contained in the NMF Trust’s Certificate of Trust, the NMF Declaration of Trust, the NMF Bylaws, then current prospectus or statement of additional information and also with respect to a listing of all NMF Material Agreements, such counsel may reasonably rely upon a certificate of an officer of the NMF Trust whose responsibility it is to advise the NMF Trust and the Acquiring Funds with respect to such matters.  In connection with the foregoing, it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of the NMF Trust.

10.	Fees and Expenses; Other Agreements

(a)           The NMF Trust represents and warrants to the UBS Trust and the UBS Trust represents and warrants to the NMF Trust, that no brokers or finders or other entities are entitled to receive any payments in connection with the transactions described in this Agreement.

(b)           The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, including, but not limited to the preparation and filing of the Registration Statement, registration of the Acquiring Fund shares, delivery of and solicitation of approval of Target Fund shareholders to the Reorganization pursuant to the Registration Statement, any printing and mailing fees, fees of accountants and attorneys and the costs of holding the Target Funds’ shareholder meeting and soliciting proxies, shall be borne by NFA and UBS Global AM (Americas) as agreed between them in the Fund Adoption Agreement dated May 23, 2012.

11.	Termination; Waiver; Order

(a)           Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of the Target Funds) prior to the Closing as follows:

(i)           by mutual consent of the UBS Trust and the NMF Trust;

(ii)           by the NMF Trust if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by the NMF Trust; or

(iii)           by the UBS Trust if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by the UBS Trust.

(b)           If the transactions contemplated by this Agreement have not been consummated by the later of December 30, 2012 or 60 days after the date of the final shareholder meeting at which approval of this Agreement is voted upon by the shareholders of the last remaining Target Fund for which such shareholders have not voted upon this Agreement, this Agreement shall automatically terminate on such later date, unless a later date is agreed to by both the UBS Trust and the NMF Trust.

(c)           In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either the UBS Trust or the NMF Trust or persons who are their trustees, officers, agents or shareholders in respect of this Agreement.

(d)           At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by either the UBS Trust or the NMF Trust, respectively (whichever is entitled to the benefit thereof).  Such waiver shall be in writing and authorized by an officer of the waiving party.  The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(e)           The respective representations, warranties and covenants contained in Sections 4-8 hereof, other than those set forth in Sections 6(b), shall expire with, and be terminated by, the consummation of the Reorganization, and neither the UBS Trust nor the NMF Trust, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing.  This provision shall not protect any officer, trustee, agent or shareholder of the UBS Trust or the NMF Trust against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

(f)           If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the UBS Trust or the Board of Trustees of the NMF Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Target Funds, unless such further vote is required by applicable law or by mutual consent of the parties.

12.	Liability of the NMF Trust and the UBS Trust

(a)           Each party acknowledges and agrees that all obligations of the NMF Trust under this Agreement are binding only with respect to the Acquiring Funds; that any liability of the NMF Trust under this Agreement with respect to any Acquiring Fund, or in connection with the transactions contemplated herein with respect to any Acquiring Fund, shall be discharged only out of the assets of the affected Acquiring Fund; that no other series of the NMF Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither the UBS Trust nor any Target Fund shall seek satisfaction of any such obligation or liability from the shareholders of the NMF Trust, the trustees, officers, employees or agents of the NMF Trust, or any of them.

(b)           Each party acknowledges and agrees that all obligations of the UBS Trust under this Agreement are binding only with respect to the Target Funds; that any liability of the UBS Trust under this Agreement with respect to the Target Funds, or in connection with the transactions contemplated herein with respect to any Target Fund, shall be discharged only out of the assets of the affected Target Fund; that no other series of the UBS Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither the NMF Trust nor any Acquiring Fund shall seek satisfaction of any such obligation or liability from the shareholders of the UBS Trust, the trustees, officers, employees or agents of the UBS Trust, or any of them.

13.	Indemnification

(a)           UBS Global AM (Americas) will indemnify and hold harmless the NMF Trust, its Trustees and its officers (for purposes of this Section 13(a), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the UBS Trust or the Target Funds contained in the Registration Statement or any amendment or supplement thereto that is provided by UBS Global AM (Americas), the UBS Trust or the Target Funds for inclusion in the Registration Statement, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to the UBS Trust or the Target Funds required to be stated therein or necessary to make the statements relating to the UBS Trust or the Target Funds therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of UBS Global AM (Americas). The Indemnified Parties will notify UBS Global AM (Americas) in writing within ten business days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 13(a).  UBS Global AM (Americas) shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 13(a), or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if UBS Global AM (Americas) elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. UBS Global AM (Americas)’s obligation under this Section 13(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that UBS Global AM (Americas) will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 13(a) without the necessity of the Indemnified Parties’ first paying the same.

(b)           NFA will indemnify and hold harmless the UBS Trust, its Trustees and its officers (for purposes of this Section 13(b), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the NMF Trust or the Acquiring Funds contained in the Registration Statement or any amendment or supplement thereto, other than as provided by UBS Global (AM) Americas, the UBS Trust or the Target Funds for inclusion in the Registration Statement, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to the NMF Trust or the Acquiring Funds required to be stated therein or necessary to make the statements relating to the NMF Trust or the Acquiring Funds therein not misleading, including without limitation any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of NFA. The Indemnified Parties will notify NFA in writing within ten business days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 13(b).  NFA shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 13(b), or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if NFA elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense.  NFA’s obligation under this Section 13(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that NFA will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 13(b) without the necessity of the Indemnified Parties’ first paying the same.

14.	Cooperation and Exchange of Information

(a)           The NMF Trust and the UBS Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes requesting a closing agreement or similar relief from a Taxing authority or participating in or conducting any audit or other proceeding in respect of Taxes, or in determining the financial reporting of any Tax position.  Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of Tax positions of the Target Funds and Acquiring Funds for its taxable period first ending after the Closing and for prior taxable periods for which the party is required to retain records as of the Closing.

(b)           Each Acquiring Fund shall receive certificates following the Closing, promptly upon reasonable request, from the principal executive officer and principal financial officer, or persons performing similar functions, of the UBS Trust to the effect that such principal executive officer and principal financial officer, or persons performing similar functions, of the UBS Trust have concluded that, based on their evaluation of the effectiveness of the UBS Trust’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the 1940 Act), to the best of their knowledge, the design and operation of such procedures were effective to provide reasonable assurance that information provided by the UBS Trust to the NMF Trust with respect to a Target Fund’s operations prior to the Closing that is required to be disclosed by the NMF Trust on Forms N-CSR and N-Q for periods ending September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, which Forms will include information relating to the Target Funds, was recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms with respect to a Target Fund’s operations prior to the Closing, and that there have been no changes in the UBS Trust’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act) that occurred since July 1, 2012 that have materially affected, or are reasonably likely to materially affect, the UBS Trust’s internal control over financial reporting during the relevant periods.

15.	Entire Agreement and Amendments

This Agreement and the Fund Adoption Agreement embody the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for.  This Agreement may be amended only by mutual consent of the parties in writing.  Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

16.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

17.	Notices

Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the following addresses:

The UBS Trust:

The UBS Funds
One North Wacker Drive
Chicago, Illinois 60606
Attention: General Counsel

To the NMF Trust:
Nationwide Mutual Funds
1000 Continental Drive
 Suite 400
 King of Prussia, Pennsylvania  19406
Attention: General Counsel

18.	Governing Law

This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

19.	Effect of Facsimile Signature

A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

20.	Publicity

Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing, provided that nothing herein shall prevent either party from making such public announcements as may be required by applicable law, in which case the party issuing such statement or communication shall advise the other party prior to such issuance.

21.	Confidentiality

(a)           The parties will hold, and will cause their board members, officers, employees, representatives, agents and affiliated persons to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other party, all confidential information obtained from the other party in connection with the transactions contemplated by this Agreement, except such information may be disclosed:  (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b)           In the event of a termination of this Agreement, the parties  agree that they, along with their board members, employees, representative agents and affiliated persons, shall, and shall cause their affiliates to, except with the prior written consent of the other party, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other party and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

22.	Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the UBS Trust and the NMF Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

The UBS Funds, on behalf of each Target Fund

By: /s/ Joseph J. Allessie

Name: Joseph J. Allessie

Title: Assistant Secretary

Nationwide Mutual Funds, on behalf of each Acquiring Fund

By: /s/ Michael S. Spangler

Name: Michael S. Spangler

Title: President

Solely for purposes of Section 10 and 13

Nationwide Fund Advisors

By: /s/ Michael S. Spangler

Name: Michael S. Spangler

Title: President

Solely for purposes of Section 10 and 13
UBS Global Asset Management (Americas) Inc.

By: /s/ Mark E. Carver

Name: Mark E. Carver

Title: Managing Director

SCHEDULE I

Column 1: Acquiring Funds	Column 2: Corresponding Target Funds
Nationwide Global Equity Fund Class A Class C Institutional Class	UBS Global Equity Fund Class A Class C Class Y
Nationwide High Yield Bond Fund Class A Class C Institutional Class	UBS High Yield Fund Class A Class C Class Y